EXHIBIT 4.1

RIGHTS AGREEMENT AMENDMENT

This Rights Agreement Amendment, dated as of September 20, 2006 (this “Amendment”), amends the Rights Agreement, dated as of January 21, 2000 (the “Rights Agreement”), between IRIS International, Inc., formerly known as International Remote Imaging Systems, Inc., a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

The Company and the Rights Agent have heretofore executed and delivered the Rights Agreement. Pursuant to Section 25.2 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 25.2 thereof.

In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement, as amended, and this Amendment, the parties hereto agree as follows:

1.   Amendment to Section 7.2. Section 7.2 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“7.2.  The Purchase Price for each one one-thousandth (1/1000th) of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $100, shall be subject to adjustment from time to time as provided in the next sentence and in Sections 11 and 13.1 hereof and shall be payable in accordance with paragraph 7.3 below. In lieu of the payment referred to in the immediately preceding sentence, following the occurrence of a Distribution Date, the registered holder of a Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part upon surrender of the Right Certificate together with an election to exercise such Rights without payment of cash on the reverse side thereof duly completed. With respect to any such Rights as to which such an election is made, the holder shall receive a number of one one-thousandths (1/1000ths) of a share of Preferred Stock, Common Stock and/or other securities, as the case may be, having a value equal to the difference between (i) the value of the Preferred Stock, Common Stock and/or other securities, as the case may be, that would have been issuable upon payment of the Purchase Price and (ii) the Purchase Price. For purposes of this Section 7.2, the value of any securities shall be the Current Per Share Market Price thereof (or of the security to which such security is deemed for purposes of this Agreement to be an equivalent) on the Trading Day immediately preceding the Distribution Date.

Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in Common Stock or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, each share of Common Stock outstanding following such subdivision, combination or consolidation shall continue to have a Right associated therewith and the Purchase Price following any such event shall be proportionately adjusted to equal the result obtained by multiplying the Purchase Price immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustment provided for in the preceding sentence shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.”

2.   Amendment to Section 7.3. Section 7.3 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:

“7.3.  Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment of the Purchase Price for the Preferred Stock (or other securities, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof by certified check, cashier's check or money order payable to the order of the Corporation or a duly completed election to exercise without payment of cash, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased, and the Corporation hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Corporation, in its sole discretion, shall have elected to deposit the Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one one-thousandths (1/1000ths) of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Corporation will direct the depositary agent to comply with such requests, (ii) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation is obligated to issue other securities (including shares of Common Stock) of the Corporation pursuant to Section 11.1 hereof, the Corporation will make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when appropriate.”

3.   Amendment to Exhibit B. Exhibit B attached to the Rights Agreement is hereby amended and restated to read in its entirety as provided on Exhibit B attached hereto.

4.   This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

5.   Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

IRIS INTERNATIONAL, INC.	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Cesar M. Garcia	By:	/s/ Roger Bernhammer
	Cesar M. Garcia	Name:	Roger Bernhammer
	Chief Executive Officer	Title:	Vice President

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-	_____Rights

NOT EXERCISABLE AFTER DECEMBER 22, 2009 OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE

IRIS INTERNATIONAL, INC.,
(formerly known as INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.)

This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 21, 2000, as amended on September 20, 2006 (the "RIGHTS AGREEMENT"), between IRIS INTERNATIONAL, INC., (formerly known as International Remote Imaging Systems, Inc.) (the "CORPORATION"), and Continental Stock Transfer & Trust Company (the "RIGHTS AGENT") to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., California time, on December 22, 2009, unless the Rights evidenced hereby shall have been previously redeemed by the Corporation, at the principal office or offices of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-thousandth (1/1000th) of a fully paid non-assessable share of Series C Preferred Stock, $0.01 par value per share (the "PREFERRED STOCK"), of the Corporation, at a purchase price of $100 per one one-thousandth (1/1000th) of a share of Preferred Stock (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 22, 1999 and as amended on September 20, 2006, based on the Preferred Stock as approved on such date.

Upon the occurrence of a Section 11.1.2 Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11.1.2 Event.

As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths (1/1000ths) of a share of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation and the principal office or offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock or other securities as the Rights evidenced by the

Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $.01 per Right (subject to adjustment as provided in the Rights Agreement) payable in cash.

No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions that are one one-thousandth (1/1000th) or integral multiples of one one-thousandth (1/1000th) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Preferred Stock or of any other securities of the Corporation that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated: ___________________, _______.

[SEAL]

ATTEST:	IRIS International Inc.

By:	By:

Name:	Name:

Title:	Title:

Countersigned:

Continental Stock Transfer & Trust Company,
a New York banking corporation

By:
Authorized Officer

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________ Attorney-in-Fact, to transfer the within Right Certificate on the books of the within-named Corporation, with full power of substitution.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:
Signature

Signature Guaranteed:

Form of Reverse Side of Right Certificate -- continued
FORM OF ELECTION TO PURCHASE
(To be executed by the registered holder if such holder desires to exercise Rights represented by the Right Certificate)

To the Rights Agent:

The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock, shares of Common Stock or other securities issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock, shares of Common Stock or other securities be issued in the name of:

Please insert social security number or other identifying number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security number or other identifying number:

(Please print name and address)

OPTIONAL ELECTION TO EXERCISE WITHOUT PAYMENT OF CASH:

With respect to the exercise of ______________ of the Rights specified above, the undersigned hereby elects to exercise such Rights without payment of cash and to receive a number of one one-hundredth (1/100th) of a share of Preferred Stock or other securities having a value (as determined pursuant to the Rights Agreement) equal to the difference between (i) the value of the Preferred Stock or other securities that would have been issuable upon exercise thereof upon payment of the Purchase Price as provided in the Rights Agreement, and (ii) the amount of such Purchase Price.

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred by or on behalf of any such Acquiring Person, Affiliate or Associate, and (3) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement).

Dated:
Signature

Signature Guaranteed:

Notice

Signatures must be guaranteed by an "Eligible Guarantor Institution" as defined in Rule 17Ad-15 (or any successor rule or regulation) promulgated pursuant to the Securities Exchange Act of 1934, as amended (this term means, in general, banks, stock brokers, savings and loan associations, and credit unions, in each case with membership in an approved signature guarantee medallion program).

The signature on the foregoing Forms of Assignment and Election and certificates must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights

Agreement) and such Assignment or Election to Purchase will not be honored.